REGISTRATION NO. 33-
                    -----
                                       AS FILED WITH THE SECURITIES AND EXCHANGE
                                       COMMISSION ON JULY 18, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                   SOUTH CAROLINA COMMUNITY BANCSHARES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                       22-0999615
------------------------                           -------------------
(State of Incorporation)                              (IRS Employer
                                                   Identification No.)

                           110 SOUTH CONGRESS STREET
                        WINNSBORO, SOUTH CAROLINA 29180
                   (Address of Principal Executive Offices)

                   ----------------------------------------

                   SOUTH CAROLINA COMMUNITY BANCSHARES, INC.
                      1994 RECOGNITION AND RETENTION PLAN

                   SOUTH CAROLINA COMMUNITY BANCSHARES, INC.
                             1994 STOCK OPTION PLAN
                           (Full Title of the Plans)

                                   Copies to:
          Alan W. Pullen                          John J. Gorman, Esquire
President and Chief Executive Officer             Edward A. Quint, Esquire
South Carolina Community Bancshares, Inc.   Luse Lehman Gorman Pomerenk & Schick
       110 South Congress Street                 A Professional Corporation
    Winnsboro, South Carolina 29180           5335 Wisconsin Ave., N.W., #400
             (207) 265-2181                       Washington, D.C.  20015
                                                       (202) 274-2000
      (NAME, ADDRESS AND TELEPHONE
      NUMBER OF AGENT FOR SERVICE)

                   ----------------------------------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box.   [X]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------
 Title of                                        Proposed         Proposed
Securities                    Amount             Maximum          Maximum        Amount of
  to be                       to be          Offering Price      Aggregate      Registration
Registered                Registered (1)        Per Share      Offering Price       Fee
--------------------------------------------------------------------------------------------
Options to Purchase
Common Stock

Common Stock, par
value $.01 per share     78,028 shares (2)       $13.50 (3)      $1,053,378       $320.00

Common Stock, par
value $.01 per share     22,526 shares (4)       $19.00 (5)      $  427,994       $130.00


Total:                   100,554 shares                          $1,481,372       $450.00
                         ==============                          ==========       =======

______________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the South Carolina Community Bancshares, Inc. 1994 Stock Option Plan (the "1994 Stock Option Plan") or the South Carolina Community Bancshares, Inc. 1994 Recognition and Retention Plan (the "1994 Recognition Plan"), as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of South Carolina Community Bancshares, Inc. pursuant to 17 C.F.R. (S) 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to the 1994 Stock Option Plan.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R. (S)230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to 1994 Recognition Plan.
(5) Determined by the fair market value of the Common Stock, par value $.01 per share (the "Common Stock") as of July 14, 1997, pursuant to C.F.R.
    (S) 230.457(c).

                   ----------------------------------------

     This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R.
(S) 230.462.

PART I.

ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     This Registration Statement relates to the registration of (i) options to purchase up to 78,028 shares Common Stock of South Carolina Community Bancshares, Inc. (the "Company") pursuant to the 1994 Stock Option Plan; (ii) 78,028 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1994 Stock Option Plan; and (iii) 9,504 shares of Common Stock purchased in the open market by the trust established pursuant to the 1994 Recognition Plan. Documents containing the information required by
Part I of the Registration Statement have been or will be sent or given to participants in the 1994 Stock Option Plan and the 1994 Recognition Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Sections 13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference to this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the year ended June 30, 1996, filed with the SEC on September 30, 1996.

     (b) The Company's Proxy Statement relating to the Company's December 11, 1996 Annual Meeting of Stockholders, filed with the SEC on October 30, 1996.

     (c) The description of the Common Stock contained in the Registration Statement on Form S-1 (Commission File No. 33-76676), originally filed by the Company under the Securities Act of 1933 with the SEC on March 18, 1994.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Directors and officers of the Company are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the 1994 Stock Option Plan and the 1994 Recognition Plan.

     The terms of the indemnification are set forth in the Company's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Company to indemnify the director for the amount claimed, but the burden of proving such defense is on the Company.

     The Company is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Company against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Company against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  LIST OF EXHIBITS.

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     4.1 South Carolina Community Bancshares, Inc. 1994 Stock Option Plan (Incorporated by reference to Appendix A of the Registrant's Proxy Statement relating to the Company's December 13, 1994 annual meeting of stockholders).

     4.2 South Carolina Community Bancshares, Inc. 1994 Recognition Plan (Incorporated by reference to Appendix B of the Registrant's Proxy Statement relating to the Company's December 13, 1994 annual meeting of stockholders).

     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5).

     23.2 Consent of Crisp Hughes & Co., L.L.P.

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1994 Stock Option Plan and the 1994 Recognition Plan; and

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnsboro, State of South Carolina, on this17th day of July, 1997.

                                      SOUTH CAROLINA COMMUNITY BANCSHARES, INC.


                                      By:  /s/ Alan W. Pullen
                                           -----------------------------
                                           Alan W. Pullen, President and
                                            Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



By: /s/ Alan W. Pullen                By: /s/ Terri C. Robinson
    --------------------------------      --------------------------
    Alan W. Pullen, President, Chief      Terri C. Robinson,
     Executive Officer and Director        Secretary-Controller and
    (Principal Executive Officer)          Chief Financial Officer
                                          (Principal Financial and
                                           Accounting Officer)

    Date: July 17, 1997                   Date: July 17, 1997



By: /s/ Quay W. McMaster              By: /s/ Richard H. Burton
    --------------------------------      --------------------------
    Quay W. McMaster, Chairman            Richard H. Burton, Vice
     of the Board                          Chairman of the Board

    Date: July 17, 1997                   Date: July 17, 1997


By: /s/ George R. Lauderdale          By: /s/ John S. McMeekin
    --------------------------------      --------------------------
    George R. Lauderdale, Director        John S. McMeekin, Director

    Date: July 17, 1997                   Date: July 17, 1997



By: /s/ Philip C. Wilkins
    --------------------------------
    Philip C. Wilkins, Director

    Date: July 17, 1997

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the 1994 Stock Option Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnsboro, State of South Carolina, on this 17th day of July, 1997.

                                    SOUTH CAROLINA COMMUNITY BANCSHARES, INC.
                                    1994 STOCK OPTION PLAN



                                    /s/ Alan W. Pullen
                                    -----------------------------
                                    Alan W. Pullen, President and
                                     Chief Executive Officer

     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the 1994 Recognition and Retention Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnsboro, State of South Carolina, on this 17th day of July, 1997.

                                    SOUTH CAROLINA COMMUNITY BANCSHARES, INC.
                                    1994 RECOGNITION AND RETENTION PLAN



                                    /s/ Alan W. Pullen
                                    -----------------------------
                                    Alan W. Pullen, President and
                                     Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit Number           Description
--------------           -----------



     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation (contained in the opinion included as Exhibit 5)

     23.2      Consent of Crisp Hughes & Co., L.L.P.